EXHIBIT 99.1

Synthesis Energy Systems, Inc. Reports Fiscal 2018 First Quarter Financial Results

HOUSTON, Nov. 14, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in the clean and efficient production of low-cost synthesis gas for high value energy and chemical products, today reported financial results for its fiscal 2018 first quarter ended September 30, 2017.

“During the fiscal 2018 first quarter, we have continued to make significant progress in strengthening our assets and profitable commercial developments with significant partners. As we announced last week, our work in Poland, which began over three years ago, has advanced the development of a regional platform there, with the formation of SES EnCoal Energy (SEE). In August, our Polish industrial partners completed site evaluations of SGT commercial facilities which included verification of our technology’s capabilities and validation that it meets the requirements of their projects. We are excited to have formed SEE, which was required to move forward with the projects-related technical and commercial agreements necessary to initiate engineering and construction of SGT clean energy projects in Poland. Based on the extensive work completed to date, we believe that SEE is well on track to begin construction of its first project, and could deliver our first SGT order from Europe during this current fiscal year,” said DeLome Fair, SES’s President and CEO.

“Our Australian platform company, Australian Future Energy Pty Ltd (AFE), continues as planned with the development and permitting of the first energy project in Australia that will utilize our technology along with additional coal resource developments. AFE recently initiated its planned capital raise of ~A$15 to 20 million to fund the permitting, engineering and commercial definition necessary to prepare each project for equity and debt financing and the subsequent start of construction.

“Also in Australia, we continue to monitor the progress of Batchfire Resources Pty Ltd as it continues to execute well on its operating plan at the Callide mine. We expect our 11.4% ownership in the Batchfire operation to generate meaningful cash flow to SES as the operation matures and builds its working capital and reserve accounts,” continued Ms. Fair.

“Our focus is squarely on completing the technical and commercial requirements for the first SGT projects that will be built outside of China. We are simultaneously working orders related to our platform companies in Australia and Poland, plus the bid we have submitted for a large scale project in South America. We have initiated organizational changes to put all efforts in this direction, and as a result we have lowered our G&A expense below $6 million annually. Our goal is to secure our first orders this fiscal year which would generate both top and bottom line financial results. Also, in October we completed the issuance of $8 million of senior secured debentures and related warrants which brings our current cash to $11.6 million. In doing so, we are now well financed to complete the task at hand and get our first projects outside China under construction,” concluded Ms. Fair.

Recent Corporate Highlights

Poland Assets

SES EnCoal Energy sp. z o.o. (SEE) – SES’s ownership position is 50% of this SGT Poland platform company

In October, SES and Warsaw-based EnCoal Gasification Ltd. (ECG), a wholly owned subsidiary of EnInvestments sp. z o.o., formed the joint venture partnership SES EnCoal Energy sp. z o.o. (SEE), a Polish limited liability company to be headquartered in Warsaw. Under the terms of the agreements, SES and EnInvestments are equal shareholders of SEE and the JV company has exclusive access to SGT in Poland. The platform company’s goal is to establish efficient clean energy projects that provide Polish industries superior economic benefits from domestic resources as compared to the use of expensive, imported natural gas and LNG. Additionally, SEE will utilize the unique benefits of SGT to provide existing coal industry operators the ability to transform their coal resources into a versatile, clean and low-cost synthesis gas, which can be used as an industrial fuel gas or to provide other valuable energy and chemical products, such as power and methanol. SEE intends to develop these projects alongside Polish partners, and to own equity positions in a build, own and operate model.

Australian Assets

Australian Future Energy Pty Ltd (AFE) – SES’s ownership position is approximately 39% of this SGT Australian platform company

In August, AFE successfully closed the acquisition of the 270MM metric ton JORC compliant thermal coal resource, near Pentland, Queensland (app. 230 kilometers SW of Townsville), through AFE’s wholly owned subsidiary, Great Northern Energy Pty Ltd. AFE is currently in the process of filing for the Queensland government approval of a start-up mine for the Pentland resource.

In September, AFE executed a Letter of Intent in relation to an Alliance Arrangement with POSCO Engineering & Construction, Ltd. (POSCO E&C), a large EPC contractor with significant infrastructure development experience headquartered in South Korea, and Korea Southern Power Co., Ltd. (KOSPO), a subsidiary of Korea Electric Power Corporation and one of Korea’s largest power generation utilities, and tenth largest power generator in the world. The AFE-POSCO/KOSPO Alliance Arrangement relates to EPC services and power station development works for AFE’s Townsville Power Project, and for potential investment in AFE.

AFE is currently initiating the process of filing for the Queensland government for permits related to its proposed Queensland SGT projects.

AFE is in the process of raising additional funds for the development of its SGT projects and the Pentland Resource in Queensland which AFE acquired in August. In addition, in October, AFE was awarded an R&D income tax refund of A$486,182 (approximately $371,000) from the Australian Tax Office, relating to AFE’s R&D activities completed in the year ended June 30, 2017.

Batchfire Resources Pty Ltd. (BFR) – SES’s ownership position is 11.4% of this AFE spin-off company that operates the Callide Mine

The Callide coal mine is a significantly sized coal resource which was acquired by BFR in October 2016 that has historically delivered approximately 9 to 10 million metric tons per annum of coal, with 5.5 million metric tons delivered to the adjacent Callide Power Station, which generates up to 18% of Queensland’s electricity; 1.4 million metric tons delivered to a nearby industrial facility, and the remainder delivered primarily to the export seaborne coal market. BFR is implementing a new mining plan at Callide intended to lower the per unit mining costs and deliver profitable financial results.

China Assets

In August, SES secured 12.35 million Yuan (approximately $1.85 million) from the completion of the restructuring of its Chinese joint venture, Tianwo-SES Clean Energy Technologies Co., Ltd. (Tianwo-SES). The restructuring brought in as an investor, with 25% share ownership, the Innovative Coal Chemical Design Institute (ICCDI), the company that engineered and constructed seven SGT systems for the Aluminum Corporation of China (CHALCO). As part of the restructuring, SES reduced its 35% ownership to 25% and its existing partner, Suzhou THVOW Technology Co., Ltd., reduced its ownership from 65% to 50%. The parties are now completing the required ownership registration changes with local government authorities in Zhangjiagang, Jiangsu, China.

For the period December 2016 through September 2017, the Yima Joint Venture plant, with three SGT systems, in China’s Henan Province generated almost 195,000 metric tons of pure methanol, showing continued improvement in the plant’s ability to operate reliably.

Financing

On October 24, SES entered into securities purchase agreements with certain institutions and accredited investors for the purchase of $8 million in principal amount of 11% senior secured, five-year debentures and warrants to purchase 8 million shares of common stock at a share price of $0.50/share. The exercise price of the warrants is subject to adjustment downward in the event of the occurrence of certain events specified in the warrant. The purchase agreements and the debentures contain certain customary representations, warranties and covenants.

Additional Highlights

In July, the largest capacity industrial syngas facility for Aluminum Corporation of China (CHALCO), with four SGT systems, CHALCO Henan, successfully completed performance testing. SES’s 12th gasifier, which came online in April, operated continually for six months, and CHALCO Shandong has had both SES gasifiers operating for nearly six months. These successes highlight the excellent operation of SGT. SES’s technology is supplying stable and reliable industrial synthesis gas to three CHALCO aluminum hydroxide processing facilities, with seven total systems, in Henan, Shanxi and Shandong provinces.

Fiscal First Quarter 2018 Financial Results (Unaudited)

Total revenue was $0.3 million for the three months ended September 30, 2017 (the Current Quarter) as compared to zero for the three months ended September 30, 2016 (the Comparable Quarter). The increase was due to technical consulting and engineering services provided to related party customers.

The company reported $91,000 cost of sales during the Current Quarter. There was no cost of sales in the Comparable Quarter. The increase was primarily due to the costs of technical consulting and engineering services provided to a related party customer.

The operating loss for the Current Quarter was $1.5 million versus an operating loss of $2.6 million for the Comparable Quarter. The decrease in operating loss was primarily due to a reduction in general administrative expenses during the Current Quarter.

The net loss attributable to stockholders for the Current Quarter was $1.5 million, or $0.02 per share, versus a loss of $2.9 million, or $0.03 per share, for the Comparable Quarter.

As of September 30, 2017, the Company had cash and cash equivalents of $5.1 million and working capital of $2.3 million.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of Batchfire Resources Pty Ltd (“BFR”) and Australian Future Energy Pty Ltd (“AFE”) management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the ability of BFR to produce earnings and pay dividends; our ability to raise additional capital; our indebtedness and the amount of cash required to service our indebtedness; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of our project with Yima to produce earnings and pay dividends; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to maintain our listing on the NASDAQ Stock Market; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to be correct.

Contact:
MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2017	2016

Revenue:
Related party consulting services	$267	$—
Total revenue	267	—

Costs and Expenses:
Costs of sales and plant operating	91	—
General and administrative expenses	1,446	2,332
Stock-based expense	245	257
Depreciation and amortization	9	39

Total costs and expenses	1,791	2,628

Operating loss	(1,524)	(2,628)

Non-operating income (expense):
Equity in losses of joint ventures	(115)	—
Foreign currency gains (losses), net	62	(26)
Interest income	2	5

Loss from continuing operations	(1,575)	(2,649)
Loss from discontinued operations	—	(389)

Net Loss	(1,575)	(3,038)
Less: net loss attributable to noncontrolling interests	(44)	(91)

Net loss attributable to SES stockholders	$(1,531)	$(2,947)

Net loss attributable to SES stockholders:
From continuing operations	(1,531)	(2,567)
From discontinued operations	—	(380)

Net loss attributable to SES stockholders	$(1,531)	$(2,947)

Net loss per share (Basic and diluted):
From continuing operations	(0.02)	(0.03)
From discontinued operations	(0.00)	(0.00)

Net loss attributable to SES stockholders	$(0.02)	$(0.03)

Weighted average common shares outstanding:
Basic and diluted	87,457	86,988

SYNTHESIS ENERGY SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands, except per share amount)

	September 30, 2017	June 30, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$5,098	$4,988
Accounts receivable, net	117	167
Prepaid expenses and other currents assets	468	539
Inventory	42	42

Total current assets	5,725	5,736

Property, plant and equipment, net	21	24
Intangible asset, net	1,008	984
Investment in joint ventures	8,836	8,539
Other long-term assets	44	43

Total assets	$15,634	$15,326

LIABILITIES AND EQUITY
Current liabilities:
Accrued expenses and accounts payable	$1,748	$1,765
Advance on sale of investment	1,689	—

Total current liabilities	3,437	1,765

Commitment and contingencies (Note 9)

Stockholders’ equity:

Preferred stock, $0.01 par value: 20,000 shares authorized – no shares issued and outstanding	—	—
Common stock, $0.01 par value: 200,000 shares authorized: 87,542 shares and 87,435 shares issued and outstanding as of September 30, 2017 and June 30, 2017 respectively	875	874
Additional paid-in capital	263,288	263,044
Accumulated deficit	(254,705)	(253,174)
Accumulated other comprehensive income	3,958	4,018
Total stockholder’s equity	13,416	14,762
Noncontrolling interests in subsidiaries	(1,219)	(1,201)

Total equity	12,197	13,561

Total liabilities and equity	$15,634	$15,326